UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective June 4, 2018, the Company’s Board of Directors appointed Inga A. Slavutsky, the Company’s Controller, to serve as Chief Financial Officer. Ms. Slavutsky joined the Company in May 2016. From 2011 to 2016, she served as the Accounting Manager of Gonnella Baking Company, a baked goods manufacturer. From 2006 to 2011 Ms. Slavutsky held staff accounting positions with various companies in the hospitality and retail industries. Ms. Slavutsky is a licensed certified public accountant with the State of Illinois, holds a MS in accountancy from DePaul University and a BA from Columbia College.

Ms. Slavutsky, 40, has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she will be selected as the Chief Financial Officer of the Company. In addition, there have been no transactions directly or indirectly involving Ms. Slavutsky that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

The Company entered into an executive employment agreement with Ms. Slavutsky, effective as of June 4, 2018. Pursuant to Ms. Slavutsky’s employment agreement, she will receive an annual base salary of $130,000, which will be reviewed by the Board on an annual basis. In 2019, Ms. Slavutsky will receive a cash bonus of $8,750 following the Company’s filing with the Securities and Exchange Commission of its Report on Form 10-K for the year ending December 31, 2018. In 2020 and thereafter, she will receive a cash bonus of $15,000 upon the same conditions and timing set forth above for 2019. Ms. Slavutsky is also eligible to receive a discretionary bonus of $10,000.

If the Company terminates Ms. Slavutsky’s employment without Cause (as defined in the employment agreement) or if Ms. Slavutsky resigns from her employment for Good Reason (as defined in the employment agreement), Ms. Slavutsky shall be entitled to the following: (a) payment of her annual salary earned through and including the termination or resignation date; (b) any vacation pay owed to her pursuant to the employment agreement; (c) any bonus earned prior to the termination or resignation date that remains unpaid; (d) payment of her annual salary for the three (3) month period after her termination or resignation date, provided, however, that Ms. Slavutsky executes and delivers to the Company a complete release agreement in form and substance reasonably acceptable to the Company. The Company shall also continue payment of any health and welfare benefits to Ms. Slavutsky for a period of three (3) months.

During the term of Ms. Slavutsky’s employment and for a period of twelve (12) months thereafter, Ms. Slavutsky will be subject to a non-compete agreement.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement by and between Rubicon Technology, Inc. and Inga A. Slavutsky, dated as of June 4, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: June 4, 2018	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer

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